UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2012

Tuesday Morning Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19658 (Commission File Number)	75-2398532 (IRS Employer Identification No.)

6250 LBJ Freeway Dallas, Texas (Address of principal executive offices)	75240 (Zip Code)

Registrant’s telephone number, including area code: (972) 387-3562

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Brady Churches as President, Chief Executive Officer and Director

On September 1, 2012, the Board of Directors (the “Board”) of Tuesday Morning Corporation (the “Company”) elected Brady Churches as the Company’s President and Chief Executive Officer and appointed Mr. Churches as a director of the Company.

Mr. Churches, age 54, has served as the President of Marketing Results, Ltd., a closeout and licensing wholesale company, since 2005.  Mr. Churches served as the President of Value City Department Stores, Home Store Division, a discount department store chain, from 2002 through 2006.  Mr. Churches also served as the President of Mazel Stores, Inc., a wholesaler of closeout merchandise, from 1995 to 2002.  Mr. Churches began his career in 1976 at Big Lots, Inc., where he served in various roles over a period of 20 years, including as President from 1993 through 1995.

In connection with the election of Brady Churches as the Company’s President and Chief Executive Officer, Michael J. Marchetti resigned as the Company’s Interim President and Chief Executive Officer on September 1, 2012.  Mr. Marchetti will continue to serve as Executive Vice President and Chief Operating Officer of the Company.

A copy of the Company’s press release announcing the appointment of Brady Churches as the Company’s President, Chief Executive Officer and a director is attached hereto as Exhibit 99.1.

Brady Churches Employment Agreement

On September 1, 2012 (the “Effective Date”), the Company entered into an employment agreement (the “Employment Agreement”), with Brady Churches pursuant to which Mr. Churches will serve as the Company’s President and Chief Executive Officer until his resignation, death or disability as defined (including a waiting or qualifying period) in the long-term disability insurance maintained by the Company for Mr. Churches or until the Board terminates Mr. Churches’ employment (such period, the “Employment Period”).

Under the Employment Agreement, Mr. Churches’ annual base salary will be $600,000 or such higher rate as the Compensation Committee of the Board may designate from time to time.  In addition, Mr. Churches will be entitled to receive the benefits the Company generally provides to other senior executive employees.  The Employment Agreement also provides that the Company may award Mr. Churches with a discretionary cash bonus for services performed by Mr. Churches during the first year of his employment, which will be paid by the Company on October 4, 2013.  Beginning with the Company’s fiscal year beginning July 1, 2013 and during the remainder of the Employment Period, Mr. Churches will be eligible to participate in the Company’s annual incentive bonus program.

In connection with the execution and delivery of the Employment Agreement, on September 1, 2012 (the “First Grant Date”) Mr. Churches was granted a combination award of an incentive stock option and a non-qualified stock option (the “First Signing Options”) to purchase an aggregate of 800,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”).  In addition, if the Company’s stockholders approve either an amendment to the Tuesday Morning 2008 Long-Term Equity Incentive Plan (the “2008 Plan”) to increase the number of shares of Common Stock available for awards under the plan or a new Long-Term Equity Incentive Plan (the “2102 Plan”) at the Company’s 2012 annual meeting of stockholders (the “2012 Meeting”), then at the first meeting of the Compensation Committee of the Board following the 2012 Annual Meeting, Mr. Churches will be granted a combination award of an incentive stock option and a non-qualified stock option (the “Second Signing Options” and, together with the First Signing Options, the “Signing Options”) to purchase an aggregate of 200,000 shares of Common Stock.  If the Company’s stockholders do not approve either an amendment to the 2008 Plan to increase the number of shares of Common Stock available for awards under the plan or the 2012 Plan at the 2012 Meeting, then the Company will provide Mr. Churches with additional cash compensation intended to reasonably compensate him for not being able to receive the Second Signing Options.  If the exercise price for the Second Signing Options is greater than the exercise price for the First Signing Options, on the date the Second Signing Options are granted the Company will also grant Mr. Churches a restricted stock award having a value to Mr. Churches, on an after tax basis, equal to the difference in such exercise prices multiplied by the number of shares subject to the Second Signing Options and based upon a value of $12.50 per share of restricted stock, and such restricted stock award will be subject to the same restrictions and limitations as applicable to the Second Signing Options.  The incentive Signing Options and the non-qualified Signing Options are subject to the terms and conditions set forth in the forms of performance stock option award agreements, which are described below.

Under the Employment Agreement, Mr. Churches has agreed not to compete with the Company, solicit the Company’s employees, or interfere with certain of the Company’s business relationships, during his employment with the Company and for a period of 18 months thereafter.  Additionally, Mr. Churches is not allowed to disclose any confidential information related to the Company known to him prior to the date of the Employment Agreement or while employed by Company concerning the Company’s business or affairs.

If Mr. Churches’ employment is terminated by the Company without Cause or by Mr. Churches for Good Reason (each as defined in the Employment Agreement) before the one-year anniversary of the Effective Date, then Mr. Churches will be entitled to receive an amount equal to the excess of $1.2 million over the amount of the base salary payable to Mr. Churches from the Effective Date to the date of termination.  If Mr. Churches’ employment is terminated by the Company without Cause or by Mr. Churches for Good Reason on or after the one-year anniversary of the Effective Date, then Mr. Churches will be entitled to receive an amount equal to 1.5 times Mr. Churches’ annual base salary in effect at the time of termination.  If Mr. Churches’ employment is terminated for any other reason other than as set forth above in the preceding sentences, Mr. Churches will be entitled to his base salary through the date of termination.  Mr. Churches will also be entitled to certain health care benefits for a period of 12 months after termination under certain circumstances as set forth in the Employment Agreement.

The forgoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Approval of Forms of Performance Stock Option Award Agreements

The 2008 Plan and the Tuesday Morning Corporation 2004 Equity Incentive Plan (the “2004 Plan”) authorize the grant of equity-based compensation to the directors, officers, and key employees of, and other key individuals who perform services for, the Company and its subsidiaries in the form of, among others, incentive stock options and non-qualified stock options.  The 2008 Plan and the 2004 Plan were approved by the Company’s stockholders and are administered by the Board and the Compensation Committee of the Board.  In connection with the approval of the Employment Agreement described above, the Board approved (1) the form of performance incentive stock option award agreement for grants under the 2008 Plan of incentive stock options with performance-based vesting conditions (the “2008 Plan Form of Performance Incentive Stock Option Award Agreement”), (2) the form of performance non-qualified stock option award agreement for grants under the 2008 Plan of non-qualified stock options with performance-based vesting conditions (the “2008 Plan Form of Performance Non-Qualified Stock Option Award Agreement”), (3) the form of performance incentive stock option award agreement for grants under the 2004 Plan of incentive stock options with performance-based vesting conditions (the “2004 Plan Form of Performance Incentive Stock Option Award Agreement”), and (4) the form of performance non-qualified stock option award agreement for grants under the 2004 Plan of non-qualified stock options with performance-based vesting conditions (the “2004 Plan Form of Performance Non-Qualified Stock Option Award Agreement”)  Collectively, the forms of performance stock option award agreements referred to in (1) — (4) above, are referred to as the “Forms of Performance Stock Option Award Agreements.”

Pursuant to the Forms of Performance Stock Option Award Agreements, performance-based stock options (the “Performance Options”) may be issued to the Company’s employees.  The exercise price per share of the Performances Options will be the fair market value of a share of Common Stock on the grant date of the Performance Options, as determined in accordance with the terms of the 2008 Plan or the 2004 Plan, as applicable.  The Performance Options will vest as follows: (i) options to purchase the first one-third tranche of shares of Common Stock will vest when the Trailing Trading Price (as defined below) of the Common Stock equals or exceeds a certain price per share ($7.50 with respect to the Signing Options); (ii) options to purchase the second one-third tranche of shares of Common Stock will vest when the Trailing Trading Price of the Common Stock equals or exceeds a certain price per share ($10.00 with respect to the Signing Options); and (iii) options to purchase the third one-third tranche shares of Common Stock will vest when the Trailing Trading Price of the Common Stock equals or exceeds a certain price per share ($12.50 with respect to the Signing Options).  Any vesting of a Performance Option will occur only if the grantee is an employee of the Company on the date the applicable performance goal described above is achieved.  Any portions of the Performance Options that have not vested before the third anniversary of the grant date will automatically terminate on the third anniversary of the grant date (unless the termination date is extended as set forth below in the definition of “Trailing Trading Price”); provided, however, that if the second tranche of the options vest because the target Trailing Trading Price for the second tranche is met, then the remaining options will not automatically terminate on the third anniversary of the grant date, but if those options have not vested by the fourth anniversary of the grant date, then they will automatically terminate on the fourth anniversary of the grant date (unless the termination date is extended as set forth below in the definition of “Trailing Trading Price”).  If there is a Change of Control of the Company (as defined in the 2008 Plan or the 2004 Plan, as applicable), before the third anniversary of the grant date, then all Signing Options shall immediately vest, regardless of whether any target Trailing Trading Price requirement has been met.  “Trailing Trading Price” means the weighted average closing price per share of the Common Stock for any trailing 90 trading days.  If any 90-trading day period begins within 90 trading days of the third or fourth anniversary of the grant date, then the eligible vesting period will be extended by 90 business days.  All options that have vested will remain exercisable over the full life of the option in accordance with the terms of the 2008 Plan or 2004 Plan, as applicable.

The forgoing description of the Forms of Performance Stock Option Award Agreements is not complete and is qualified in its entirety by reference to the Forms of Performance Stock Option Award Agreements, copies of which are filed herewith as Exhibits 10.2, 10.3, 10.4 and 10.5, and are incorporated herein by reference.

Proposed Related Party Transaction

It is currently proposed that the Company will enter into a transaction pursuant to which the Company (or one of its subsidiaries) would acquire a wholesale closeout business owned by a partnership in which Mr. Churches serves as the President and has a 41% interest.  The purchase price of such transaction is currently expected to be (i) $3 million, plus the cost of inventory (approximately $2 million), which would be payable at closing, and (ii) up to $1.5 million, which would be payable on the first anniversary date of the closing, but subject to reduction in the event the sales of the purchased inventory do not exceed a certain level.  The proposed transaction also contemplates an annual management fee of $100,000 payable by the Company over a period of 3 years.  As of the date of this Current Report on Form 8-K, no definitive agreement has been entered into by the Company with respect to this transaction.  Accordingly, no assurance can be given at this time as to whether this transaction will occur, and if so, what the actual terms of such transaction will be.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated September 1, 2012, between Tuesday Morning Corporation and Brady Churches

10.2	Form of Performance Incentive Stock Option Award Agreement under the Tuesday Morning Corporation 2008 Long-Term Equity Incentive Plan

10.3	Form of Performance Non-Qualified Stock Option Award Agreement under the Tuesday Morning Corporation 2008 Long-Term Equity Incentive Plan

10.4	Form of Performance Incentive Stock Option Award Agreement under the Tuesday Morning Corporation 2004 Long-Term Equity Incentive Plan

10.5	Form of Performance Non-Qualified Stock Option Award Agreement under the Tuesday Morning Corporation 2004 Long-Term Equity Incentive Plan

99.1	Press Release, dated September 4, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUESDAY MORNING CORPORATION

Date: September 7, 2012	By:	/s/ Stephanie Bowman
Stephanie Bowman
Executive Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated September 1, 2012, between Tuesday Morning Corporation and Brady Churches

10.2	Form of Performance Incentive Stock Option Award Agreement under the Tuesday Morning Corporation 2008 Long-Term Equity Incentive Plan

10.3	Form of Performance Non-Qualified Stock Option Award Agreement under the Tuesday Morning Corporation 2008 Long-Term Equity Incentive Plan

10.4	Form of Performance Incentive Stock Option Award Agreement under the Tuesday Morning Corporation 2004 Long-Term Equity Incentive Plan

10.5	Form of Performance Non-Qualified Stock Option Award Agreement under the Tuesday Morning Corporation 2004 Long-Term Equity Incentive Plan

99.1	Press Release, dated September 4, 2012